UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2022

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 3, 2022, Syros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Tack Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Tyme Technologies, Inc., a Delaware corporation (“Tyme”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tyme, with Tyme continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger, together with the Private Placement (described below), is intended to be tax free for U.S. federal income tax purposes to Tyme stockholders.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each then outstanding share of Tyme common stock will be converted into the right to receive a number of shares of the Company’s common stock (subject to the payment of cash in lieu of fractional shares and subject to adjustment in the event of any reverse stock split that may be effectuated by the Company in connection with the transactions) calculated in accordance with the Merger Agreement (the “Exchange Ratio”); and (b) each then outstanding Tyme stock option and warrant to purchase Tyme common stock will be assumed by the Company, subject to adjustment as set forth in the Merger Agreement.

Upon the closing of the Merger, the Company expects to issue approximately 74.3 million shares of the Company’s common stock to Tyme stockholders, assuming that Tyme net cash as of the closing of the Merger is approximately $60 million and Tyme stockholders are expected to receive approximately 0.4312 shares of the Company’s common stock for each share of Tyme common stock. The number of shares to be issued in the Merger and the Exchange Ratio will be subject to adjustment based on the amount of Tyme’s net cash at the closing of the Merger and the number of shares of Tyme common stock outstanding at the closing of the Merger.

In connection with the Merger, the Company will seek the approval of its stockholders to (a) issue the shares of the Company’s common stock issuable in connection with the Merger and the Private Placement under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and (b) amend its certificate of incorporation to authorize sufficient shares of the Company’s common stock to permit the Company to issue the shares of the Company’s common stock in connection with the Merger and the Private Placement (the “Company Voting Proposals”).

Each of the Company and Tyme has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approval of its stockholders, (2) non-solicitation of alternative acquisition proposals, (3) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Merger, (4) the Company causing the shares of the Company’s common stock to be issued in connection with the Merger to be approved for listing on Nasdaq prior to the closing of the Merger, and (5) the Company and Tyme filing with the U.S. Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus to solicit the requisite stockholder approvals and the Company causing to become effective a registration statement to register the shares of the Company’s common stock to be issued in connection with the Merger (the “Registration Statement”).

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) approval by the Company’s stockholders of the Company Voting Proposals, (2) approval by the Tyme stockholders of the adoption of the Merger Agreement, (3) the effectiveness of the Registration Statement, and (4) Nasdaq’s approval of the listing of the shares of the Company’s common stock to be issued in connection with the Merger. Each party’s obligation to consummate the Merger is also subject to other specified customary conditions, including the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger, generally subject to an overall material adverse effect qualification, and the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Merger. Tyme’s obligation to consummate the Merger also is subject to the completion of the Private Placement with gross proceeds to the Company of at least $100 million.

The Merger Agreement contains specified termination rights of each of the Company and Tyme. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Tyme a termination fee of $2,068,000 and Tyme may be required to pay the Company a termination fee of $2,443,000. Each party is obligated to hold a meeting of its stockholders in connection with the Merger notwithstanding any change by such party’s Board of Directors in its recommendation with respect to the Merger.

The Company has agreed that, prior to the effective time of the Merger, Tyme will have the right to nominate a member to the Board of Directors of the Company, subject to such nominee meeting the Company’s existing director qualification criteria.

Support Agreements and Lock-Up Agreements

Certain executive officers, directors and stockholders of Tyme (solely in their respective capacities as Tyme stockholders) holding approximately 30% of the outstanding shares of Tyme common stock have entered into support agreements with the Company and Tyme to vote all of their shares of Tyme common stock in favor of adoption of the Merger Agreement and against any alternative acquisition proposals (the “Tyme Support Agreements”) and certain executive officers, directors and stockholders of the Company (solely in their respective capacities as Company stockholders) beneficially owning approximately 28% of the outstanding shares of the Company’s common stock have entered into support agreements with the Company and Tyme to vote all of their shares of the Company’s common stock in favor of the Company Voting Proposals and against any alternative acquisition proposals (the “Company Support Agreements”, and together with the Tyme Support Agreements, the “Support Agreements”).

Certain executive officers and directors of the Company and Tyme have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of the Company’s common stock for the 90-day period following the closing of the Merger. In addition, each of the Company and Tyme is obligated under the Merger Agreement to use commercially reasonable efforts prior to the closing of the Merger to obtain a Lock-Up Agreement from any person who will serve as a director or officer of the Company following completion of the Merger.

Securities Purchase Agreement

On July 3, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) an aggregate of 63,871,778 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and, in lieu of Shares to certain investors, pre-funded warrants to purchase an aggregate of 74,267,400 shares of common stock (the “Pre-Funded Warrants”), and, in each case, accompanying warrants (the “Warrants”) to purchase an aggregate of up to 138,139,178 additional shares of common stock (or Pre-Funded Warrants to purchase common stock in lieu thereof) at a price of $0.94 per share and accompanying Warrant (or $0.9399 per Pre-Funded Warrant and accompanying Warrant). The price per Pre-Funded Warrant and accompanying Warrant represents the price of $0.94 per share and accompanying Warrant to be sold in the Private Placement, minus the $0.0001 per share exercise price of each such Pre-Funded Warrant. The exercise price of the Warrants is $1.034 per share, or if exercised for a Pre-Funded Warrant in lieu thereof, $1.0339 per Pre-Funded Warrant (representing the Warrant exercise price of $1.034 per share minus the $0.0001 per share exercise price of each such Pre-Funded Warrant). The Warrants are exercisable beginning six months after the closing date of the Private Placement and prior to five years after the closing date of the Private Placement. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

The Warrants and Pre-Funded Warrants to be issued in the Private Placement will provide that a holder of Warrants or Pre-Funded Warrants will not have the right to exercise any portion of its Warrants or Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of either 4.99%,9.99% or 19.99%, as selected by the holder of such Warrants or Pre-Funded Warrants, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; but not to any percentage in excess of 19.99%.

The Private Placement is expected to close substantially concurrently with the Merger (as defined herein) (the “Closing Date”), subject to the satisfaction of specified customary closing conditions and contingent upon, among other things, the closing of the Merger. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $130 million, before deducting estimated offering expenses payable by the Company not inclusive of any exercise of the Warrants. The Company expects the net proceeds from the Private Placement to be used to advance the Company’s clinical development pipeline, business development activities, working capital and for general corporate purposes.

On and after the Closing Date, the Company has agreed that each of Flagship and Baker Brothers will have the right (1) to nominate a member to the Board, subject to the approval by the Board (each, an “Investor Designee”), and (2) at any time when its Investor Designee is not a member of the Board, to designate one individual to attend all meetings of the Board in a non-voting observer capacity.

New and existing investors in the Private Placement led by a life sciences-focused investment fund also include Flagship (founding investor of the Company), Avidity Partners, Deep Track Capital, Bain Capital Life Sciences, Invus, Samsara BioCapital, Adage Capital Partners LP, Ally Bridge Group, Cowen Healthcare Investments, as well as other investors. Samsara BioCapital is an affiliate of the Company with a representative on the Board.

Registration Rights Agreements

Registration Rights Agreement. On July 3, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the issuance of the shares of common stock underlying the Warrants and Pre-Funded Warrants held by the Investors (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Shares and issuance of the shares of common stock issuable upon exercise of the Pre-Funded Warrants and Warrants (the “Warrant Shares”) by the Investors of the Registrable Securities within 30 days following the closing of the Private Placement. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the Shares and the shares of common stock underlying the Warrants and Pre-Funded Warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed within 30 days following the Closing Date (the “Filing Deadline”), (ii) the registration statement has not been declared effective prior to the earlier of (A) five business days after the date which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 60 days following the Filing Deadline (or, in the event the SEC reviews and has written comments to the registration statement, 120 days following the Filing Deadline) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

Affiliate Registration Rights Agreement. On July 3, 2022, the Company also entered into a registration rights agreement (the “Affiliate Registration Rights Agreement”) with Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Baker Funds”), pursuant to which the Baker Funds are entitled to certain resale registration rights with respect to shares of the Company’s common stock held by the Baker Funds (the “Baker Registrable Securities”). Under the Affiliate Registration Rights Agreement, following a request by the Baker Funds, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Baker Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within sixty (60) days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, the Baker Funds also have the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any twelve month period, to effect the sale or distribution of the Baker Registrable Securities, subject to specified exceptions, conditions and limitations.

Oxford Finance Loan Agreement Amendment

Also on July 3, 2022, the Company entered into an amendment (the “Loan Amendment”) to its Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, in its capacity as lender (in such capacity, the “Lender”) and collateral agent (in such capacity, the “Agent”). Pursuant to the Loan Amendment, the Lender and Agent have agreed to modify the Loan Agreement in order to, among other things, (i) consent to the entry into the Merger Agreement, and subject to certain conditions, the consummation of the Merger, (ii) upon the consummation of the Merger and the Private Placement and the receipt of proceeds therefrom, and subject to the payment of certain fees, extend the interest only period from March 1, 2023 to March 1, 2024 and extend the maturity date from February 1, 2025 to February 1, 2026, and (iii) upon the achievement of certain milestones and subject to the payment of certain fees, further extend the interest only period to September 1, 2024 and maturity date to August 1, 2026.

The foregoing descriptions of the Merger Agreement, the Syros Support Agreements, the Tyme Support Agreements, the Lock-up Agreements, the Securities Purchase Agreement, the Warrants, the Pre-Funded Warrants, the Registration Rights Agreement, the Affiliate Registration Rights Agreement and the Loan Amendment do not purport to be complete and are qualified in their entirety by reference to such agreements, copies or forms of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 4.1, 4.2, 10.6 and 10.7 hereto, respectively, and incorporated herein by reference.

* * *

The representations, warranties and covenants contained in the Merger Agreement, the Securities Purchase Agreement and the Registration Rights Agreements were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement, the Securities Purchase Agreement and the Registration Rights Agreements are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the securities in the Private Placement will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The issuance of the securities in the Private Placement will not be registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities in the Private Placement will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities in the Private Placement for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

Item 8.01 Other Events.

On July 5, 2022, the Company issued a press release announcing the Merger, the Private Placement and the Loan Amendment. The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act concerning the Company, Tyme, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company and Tyme, as well as assumptions made by, and information currently available to, management of the Company and Tyme. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the transactions or to complete the Private Placement in a timely manner or at all; uncertainties as to the timing of the consummation of the transactions and the ability of each of the Company and Tyme to consummate the transactions, including the Private Placement; risks related to Tyme’s continued listing on the Nasdaq until closing of the proposed transactions; risks related to the Company’s and Tyme’s ability to correctly estimate their respective operating expenses and expenses associated with the transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of the Company or Tyme to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and Tyme’s Annual Report on Form 10-K for the year ended March 31, 2022, each of which is on file with the SEC. In addition, the extent to which the COVID-19 pandemic continues to impact the proposed transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. The Company and Tyme can give no assurance that the conditions to the transactions will be satisfied. Except as required by applicable law, the Company and Tyme undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Will Be Filed with the SEC

The Company plans to file with the SEC a Registration Statement on Form S-4 in connection with the transactions and the Company and Tyme plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transactions. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available before making any voting or investment decision with respect to the proposed transactions. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about the Company, Tyme, the transactions and related matters. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by the Company and Tyme through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from the Company by contacting hannahd@sternir.com or from Tyme by contacting investorrelations@tymeinc.com.

Participants in the Solicitation

The Company and Tyme, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement dated April 21, 2022, which is filed with the SEC. Information regarding Tyme’s directors and executive officers is contained in Tyme’s proxy statement dated July 12, 2021, which is filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 3, 2022, by and among Syros Pharmaceuticals, Inc., Tack Acquisition Corp. and Tyme Technologies, Inc.

4.1	Form of Warrant to Purchase Common Stock or Pre-Funded Warrants

4.2	Form of Pre-Funded Warrant

10.1	Form of Syros Support Agreement

10.2	Forms of Tyme Support Agreement

10.3	Form of Lock-up Agreement

10.4	Securities Purchase Agreement, dated July 3, 2022, by and among Syros Pharmaceuticals, Inc. and the persons party thereto

10.5	Registration Rights Agreement, dated July 3, 2022, by and among Syros Pharmaceuticals, Inc. and the persons party thereto

10.6	Registration Rights Agreement, dated July 3, 2022, by and among Syros Pharmaceuticals, Inc., 667, L.P. and Baker Brothers Life Sciences, L.P.

10.7	Amendment to Loan and Security Agreement, dated July 3, 2022, by and among Syros Pharmaceuticals, Inc. and Oxford Finance LLC, as collateral agent and lender

99.1	Press Release, dated July 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on page iii of Exhibit 2.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: July 5, 2022	By:	/s/ Nancy Simonian
Nancy Simonian, M.D.
President & Chief Executive Officer